UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 12, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on December 28, 2007, Soligenix, Inc. (the “Company”) entered into a three-year employment agreement with Christopher J. Schaber, PhD, the Company’s President and Chief Executive Officer (the “Schaber Agreement”), and a three-year employment agreement with Evan Myrianthopoulos, the Company’s Chief Financial Officer (as previously amended, the “Myrianthopoulos Agreement”).

On July 12, 2011, the Company entered into an amendment to the Schaber Employment Agreement (the “Schaber Amendment”), which is effective as of July 1, 2011.   Pursuant to the Schaber Amendment, Dr. Schaber’s base salary was increased from $350,000 to $390,000.  Additionally, Dr. Schaber relinquished his minimum guaranteed annual bonus of $100,000 in favor of a performance based bonus.  Therefore, and for all calendar years after December 31, 2011, the method of determining Dr. Schaber’s annual bonus was changed to a target of 40% of Dr. Schaber’s base salary (the “Schaber Targeted Amount”), which is to be determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors pursuant to the Company’s Compensation policy. For the calendar year ending December 31, 2011, the bonus will be determined by taking the greater of $50,000 or 40% of Dr. Schaber’s base salary pro-rated for six months plus the Schaber Targeted Amount pro-rated for six months.

Also on July 12, 2011, the Company entered into an amendment to the Myrianthopoulos Employment Agreement (the “Myrianthopoulos Amendment”), which is effective as of July 1, 2011.  Pursuant to the Myrianthopoulos Amendment, Mr. Myrianthopoulos’s base salary was increased from $230,000 to $255,000. Additionally, Mr. Myrianthopoulos relinquished his minimum guaranteed annual bonus of $50,000 in favor of a performance based bonus.  Therefore, and for all calendar years after December 31, 2011, the method of determining his annual bonus was changed from a minimum of $25,000 to a target of 30% of Mr. Myrianthopoulos’s base salary (the “Myrianthopoulos Targeted Amount”), which is to be determined by the Compensation Committee pursuant to the Company’s Compensation policy.  For the calendar year ending December 31, 2011, the bonus will be determined by taking the greater of $25,000 or 30% of Mr. Myrianthopoulos’s base salary pro-rated for six months plus the Myrianthopoulos Targeted Amount pro-rated for six months.

None of the other terms of the Schaber Agreement or the Myrianthopoulos Agreement were modified in any material respect.

The foregoing description of the Schaber Amendment and the Myrianthopoulos Amendment does not purport to be complete and is qualified in its entirety by reference to the Schaber Amendment and the Myrianthopoulos Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

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Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated as of July 12, 2011, between Soligenix, Inc. and Christopher J. Schaber, PhD

10.2	Second Amendment to Employment Agreement dated as of July 12, 2011, between Soligenix, Inc. and Evan Myrianthopoulos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

July 14, 2011	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
President and Chief Executive Officer
(Principal Executive Officer)

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